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Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Senior Housing Properties Trust of our report dated May 29, 2015 relating to the statement of revenues and certain expenses of the Senior Living Communities, which appears in Senior Housing Properties Trust's Form 8-K dated June 26, 2015. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
June 26, 2015

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  Exhibit 23.3
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS